UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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DAILY JOURNAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DAILY JOURNAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held February 2, 2011

To the Shareholders of

DAILY JOURNAL CORPORATION

The Annual Meeting of Shareholders of Daily Journal Corporation (the “Company”) will be held at 915 E. 2nd Street, Los Angeles, California 90012 on Wednesday, February 2, 2011, at 10:00 a.m., Los Angeles time. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement which is attached hereto and incorporated herein:

(1)	Election of a Board of Directors.

(2)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.

(3)	An advisory vote on the Company’s executive compensation.

(4)	An advisory vote on the frequency of holding an advisory vote on the Company’s executive compensation.

(5)	Such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on December 10, 2010 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FEBRUARY 2, 2011

This Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Company’s Annual Report for fiscal year ended September 30, 2010 may be viewed and printed from the Company’s website at proxy.dailyjournal.com.

By Order of the Board of Directors

Michelle Stephens

Secretary

December 22, 2010

IMPORTANT

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, FILL IN, SIGN, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

DAILY JOURNAL CORPORATION

915 E. 1st Street

Los Angeles, California 90012

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

February 2, 2011

Your proxy in the enclosed form is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on February 2, 2011 at 915 E. 2nd Street, Los Angeles, California 90012 at 10:00 a.m., and at any adjournment thereof. Each properly executed proxy received prior to the Annual Meeting will be voted as directed, but, if not otherwise specified, proxies will be voted (1) for the election of the nominees for directors named in this Proxy Statement, (2) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year, (3) for the approval, on an advisory basis, of the compensation of the Company’s executive officer and (4) in favor, on an advisory basis, of holding the advisory vote on the compensation of the Company’s executive officer once every three years. As to any other business which may properly come before the meeting and be submitted to a vote of shareholders, proxies received by the Board of Directors will be voted in accordance with the discretion of the holders thereof.

Each shareholder has the right to revoke his proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company at 915 E. 1st Street, Los Angeles, California 90012, a written revocation or a properly executed proxy bearing a later date, or by voting in person.

The Company will bear the cost it contracts for in solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telecopier or e-mail by officers, directors and other employees of the Company (none of whom will receive additional compensation therefor). The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and, on request, will reimburse such holders for their reasonable expenses in so doing.

The close of business on December 10, 2010 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Shares of Common Stock, of which 1,380,746 were outstanding on December 10, 2010, are the only voting securities of the Company. A majority of the Company’s outstanding shares of Common Stock as of December 10, 2010 must be represented in person or by proxy to constitute a quorum for the Annual Meeting. All shares represented in person or by proxy, regardless of the nature of the vote, the indication of abstention or the absence of a vote indication, including broker non-votes, will be counted to determine the number of shares represented at the meeting. This Proxy Statement and the enclosed form of proxy were first mailed to shareholders on or about December 22, 2010.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Bylaws of the Company permit from three to five members of the Board of Directors. Presently, five directors serve on the Board. The directors are elected annually and serve until the next annual meeting of shareholders and the election of their successors.

The independent members of the Board of Directors have nominated for election the five current directors of the Company. Shareholders have cumulative voting rights in the election of directors. This means that each shareholder has the right to cast a number of votes equal to his number of shares of Common Stock multiplied by the number of directors to be elected, and to cast all of such votes for one nominee or distribute such votes among two or more nominees as he chooses. The right to vote cumulatively is dependent on a shareholder’s giving notice of his intention to cumulate his votes either to an officer of the Company in writing 48 hours before the meeting or by an announcement during the meeting before the voting for directors commences. Once such notice is given, all other shareholders entitled to vote at the meeting will be without further notice entitled to cumulate their votes. Unless otherwise instructed, the persons named in the accompanying form of Proxy will vote the proxies for the five nominees named below, reserving the right, however, to cumulate such votes and to distribute them among the nominees at their discretion.

Directors are elected by a plurality of the votes cast by the shares entitled to vote thereon. Abstentions are not counted as votes cast in favor of any nominee. Broker non-votes (which occur when a broker or nominee does not receive voting instructions from the beneficial owner and does not have discretion under applicable rules to direct the voting of the shares, such as in the election of directors) will not affect the outcome.

The Board of Directors of the Company does not contemplate that any of the following nominees will become unavailable prior to the meeting, but if any such persons should become unavailable, proxies will be voted for such other nominees as may be selected by the Company’s independent directors.

Directors

The information set forth below as to each nominee for election as director has been furnished to the Company by the respective persons named below:

Name	Age	Principal Occupation Last Five Years
Charles T. Munger	86	Mr. Munger has been Chairman and a director of the Company since 1977. He also serves as Vice Chairman and a director of Berkshire Hathaway Inc., a holding company with interests in insurance companies, corporations engaged in the retail sale of consumer goods, a manufacturer of premium candies, various other manufacturers, the publisher of The World Book Encyclopedia and a newspaper, the Buffalo News. Mr. Munger is also Chairman of the Board of Directors of Wesco Financial Corporation (80% owned by Berkshire Hathaway Inc.), which owns an insurance company, a furniture rental business and a specialty steel distribution company. Mr. Munger is a director of COSTCO Wholesale Corporation, a discount merchant.

Name	Age	Principal Occupation Last Five Years
		Qualifications and Skills: The Company benefits from Mr. Munger’s leadership for numerous reasons, not the least of which are his experience and abilities as a successful investor, and his focus on creating long-term growth in shareholder value.

J.P. Guerin	81	Mr. Guerin has been Vice Chairman and a director of the Company since 1977. Mr. Guerin is a private investor.

		Qualifications and Skills: Mr. Guerin has approximately 50 years of experience in business, working with both private and public companies. During that time, he has served on more than 20 boards of directors. The Company benefits immensely from that experience, as well as his financial expertise, which qualifies him as the Company’s “audit committee financial expert.”

Gerald L. Salzman	71	Mr. Salzman was elected to the Board of Directors and became President of the Company in 1986. Mr. Salzman also acts as Chief Executive Officer, Chief Financial Officer, Treasurer and Assistant Secretary of the Company.

		Qualifications and Skills: Mr. Salzman offers the Company a unique broad range of skills, which together are invaluable. Few individuals would be capable of serving as the principal executive officer, principal financial officer and principal accounting officer of a public corporation. Having served the Company for more than 30 years, Mr. Salzman’s leadership is informed by a particularly deep understanding of the Company’s businesses and their evolution over time.

George C. Good	88	Mr. Good has been a director of the Company since 1988. Mr. Good is a private investor.

		Qualifications and Skills: Mr. Good provides the Company with practical advice and judgment that he has developed through decades of experience in business and investing. As a long-serving member of the Board, Mr. Good’s institutional knowledge of the Company is a valuable resource.

Peter D. Kaufman	56	Mr. Kaufman joined the Board of Directors in 2006. Mr. Kaufman is Chairman and Chief Executive Officer of Glenair, Inc., a privately held manufacturer of electrical and fiber optic components and assemblies for the aerospace industry. He has served in various capacities at that company since 1977. He is also a director of Wesco Financial Corporation.

		Qualifications and Skills: Mr. Kaufman has many years of practical experience as a chief executive officer, and he specializes in fostering a business culture that motivates and retains exceptional employees. His background in accounting also makes him a valuable member of the Company’s audit committee.

Proxies given without instructions will be voted FOR the nominees listed above.

CORPORATE GOVERNANCE

The Board of Directors has determined that Messrs. Guerin, Good and Kaufman are “independent” in accordance with NASDAQ Marketplace Rule 4200. Accordingly, a majority of the members of the Board of Directors are independent, as required by NASDAQ Marketplace Rule 4350(c)(1).

The Board of Directors has two standing committees: the audit committee and the compensation committee, both consisting of Messrs. Guerin, Good and Kaufman. During the fiscal year ended September 30, 2010, the Board of Directors held three meetings. The audit committee held two meetings, and the compensation committee held one meeting during the fiscal year. Each director attended all of the meetings of the Board and any committee of which he was a member. The Company does not require its directors to attend the Annual Meetings of Shareholders, but all of the Company’s five directors serving at the time of the 2010 Annual Meeting attended that meeting.

Audit Committee

The audit committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is responsible for assisting the Board in fulfilling its responsibilities as they relate to the Company’s accounting policies, internal controls, and financial reporting practices. The audit committee operates in accordance with a written charter that is not available on the Company’s website, but that is attached as Appendix A to this proxy statement. The Board of Directors has determined that Mr. Guerin is an “audit committee financial expert,” as that term is used in Item 407 of Regulation S-K promulgated under the Exchange Act. The Board of Directors has also determined that Mr. Guerin is independent even though he falls outside the “safe harbor” definition set forth in Rule 10A-3(e)(1)(ii) under the Exchange Act because he owns in excess of 10% of the Company’s common stock. Among other things, the Board considered Mr. Guerin’s history of service and the percentage of common stock held by others, and it determined that he is not an “affiliated person” of the Company who would be ineligible to serve on the audit committee. The Board of Directors believes that each of Messrs. Guerin, Good and Kaufman is independent under NASDAQ Marketplace Rule 4200, meets the criteria for independence set forth in Rule 10A-3 under the Exchange Act and satisfies the other audit committee membership requirements specified in NASDAQ Marketplace Rule 4350(d)(2)(A).

Compensation Committee

The compensation committee is responsible for determining the compensation of the Company’s Chief Executive Officer and all of its other officers. In light of this straightforward responsibility, the compensation committee does not operate under a written charter. The compensation committee does not delegate its responsibilities. The Company’s only executive officer, Gerald L. Salzman, does not determine or recommend the amount or form of his compensation or of any director’s compensation. The compensation committee relies on its own good judgment in carrying out its duties and does not waste shareholder money on compensation consultants.

Nominations

There is no standing nominating committee, but Messrs. Guerin, Good and Kaufman, the Company’s independent directors, are responsible for selecting nominees for election to the Board of

Directors. The Company believes that its independent directors are able to fully consider and select appropriate nominees for election to the Board without operating as a formal committee or pursuant to a written charter. For this same reason, the Company does not have a formal policy by which its shareholders may recommend director candidates, but Messrs. Guerin, Good and Kaufman will certainly consider candidates recommended by shareholders. A shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Company at 915 E. 1st Street, Los Angeles, California 90012. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the shareholder. At a minimum, candidates for election to the Board must meet the independence requirements of NASDAQ Marketplace Rule 4200 and Rule 10A-3 under the Exchange Act. Candidates should also have relevant business and financial experience, and they must be able to read and understand fundamental financial statements. Candidates recommended by shareholders will be evaluated in the same manner as candidates recommended by anyone else, although Messrs. Guerin, Good and Kaufman may prefer candidates who are personally known to the existing directors and whose reputations are highly regarded. Messrs. Guerin, Good and Kaufman will consider all relevant qualifications as well as the needs of the Company in terms of compliance with NASDAQ listing standards and Securities and Exchange Commission rules.

Shareholder Communication with the Board of Directors

Shareholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of the Company at 915 E. 1st Street, Los Angeles, California 90012. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all directors, officers and employees of the Company. The Code of Ethics is attached as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2009.

Related Person Transactions

The Company utilizes the software consulting services of Jon Darin Salzman, the son of the Company’s President, Gerald L. Salzman. In fiscal 2010, he billed the Company approximately $114,000 for about 1,750 hours of software consulting work, and aggregate payments are expected to be at approximately the same rate in fiscal 2011. The Audit Committee approved this related party transaction for fiscal 2010 and has approved it again for fiscal 2011.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid by the Company during the last two fiscal years to Gerald L. Salzman, who is the only executive officer of the Company.

Summary Compensation Table

Annual Executive Compensation in Fiscal 2009 – 2010

	Fiscal Year	Salary	Bonus	Non-Equity Incentive Plan Compensation (1)	Total
Gerald L. Salzman	2010	$250,000	$400,000	$1,284,640	$1,934,640
Chief Executive Officer, President, Chief Financial Officer, Treasurer and Assistant Secretary	2009	250,000	400,000	1,324,600	1,974,600

(1)	All amounts were paid pursuant to the Company’s Management Incentive Plan. Mr. Salzman has received certificates entitling him to a designated share (currently 8.2%) of the Company’s income before taxes and certain other items on a consolidated basis. In fiscal 2010, Mr. Salzman received a certificate entitling him to 1.39% of such earnings for the current and the next nine years. (The 1.39% awarded in fiscal 2010 replaced an earlier awarded certificate which terminated with a final payment in fiscal 2009.) Mr. Salzman’s 2010 certificate resulted in a payment of $217,000 for fiscal 2010.

The compensation for Mr. Salzman, the Company’s only executive officer, consists of three elements: base salary, year-end bonus and participation in the Management Incentive Plan. Salary and bonus payments are primarily designed to reward current and past performance, while awards granted pursuant to the Management Incentive Plan are aimed at providing incentives for long-term future profitability of the Company. In determining the amount and form of compensation to be paid or awarded in 2010, the compensation committee considered the Company’s overall performance over a period of years, rather than constructing a guideline or formula based on any particular performance measured in a single year. The compensation committee also recognized that Mr. Salzman serves in several executive capacities. Mr. Salzman currently serves as the Company’s chief executive officer, president, chief financial officer, chief accounting officer, treasurer and assistant secretary.

Mr. Salzman’s base salary remained $250,000, or the same as the amounts paid in each fiscal year since 1992. Mr. Salzman received a bonus of $400,000 in both fiscal 2010 and 2009. The compensation committee believes that the amounts of base salary (which will be continued at the same level for fiscal 2011) and bonus have been warranted by the Company’s financial performance, and by Mr. Salzman’s personal performance. While the compensation committee did not undertake a comparison of Mr. Salzman’s compensation to amounts paid by other companies to their chief executive officers, the committee members did utilize in their determination of Mr. Salzman’s compensation their collective current and past experience as directors and executive officers of numerous companies, and their subjective judgments about the performance of the Company and Mr. Salzman in light of the highly competitive market conditions in the publishing and case management software businesses.

The Company has no stock option plans, retirement plans, deferred compensation plans, disability insurance programs or traditional perquisites (other than health insurance and a life insurance policy, which are offered to all full-time employees). It instead maintains the Management Incentive Plan, which is designed to link compensation to the performance of the Company by granting to Mr. Salzman and other participating employees a percentage of income before taxes, workers’ compensation, supplemental compensation and extraordinary items in the current year and each of the next nine years subsequent to the grant, provided they remain employed by the Company or are retired (and not competing with any of the Company’s businesses) and have worked for the Company until age 65. If a participant dies while any of his or her certificates remain outstanding, future payments under those certificates will be made to the deceased participant’s beneficiaries. The Management Incentive Plan has three different kinds of certificates entitling participants to a share of the Company’s earnings related to their core responsibilities. Employees who work in the Company’s traditional publishing business are eligible to receive “Daily Journal Non-Consolidated Certificates,” while those working for Sustain are eligible to receive “Sustain Certificates.” Mr. Salzman and other employees with responsibilities for the entire business are eligible to receive “Daily Journal Consolidated Certificates.” The compensation committee recognizes that a significant portion of the compensation paid pursuant to the Management Incentive Plan relates to “certificates” earned under the Plan in prior years, with future payments entirely dependent on earnings. Non-negotiable certificates specifying the designated share of earnings are given to employees as evidence of their participation in the Management Incentive Plan. Certificates are awarded on the basis of employee performance. The aggregate supplemental compensation awarded under the Management Incentive Plan to all participants in fiscal 2010 was $1,901,490. That compares to an aggregate of $1,942,225 awarded under the plan in fiscal 2009.

The compensation committee believes the Management Incentive Plan is preferable to a conventional stock option plan. As a mechanism for compensation, a stock option plan is capricious, as employees awarded options in a particular year would ultimately receive too much or too little compensation for reasons unrelated to employee performance. Such variations could cause undesirable effects, as employees receive different results for options awarded in different years. In addition, a conventional stock option plan would fail to properly weigh the disadvantage to shareholders through dilution. The Management Incentive Plan was implemented in combination with repurchases of the Company’s stock, and therefore the Company’s per share earnings have not been diluted by grants under the Management Incentive Plan. At December 10, 2010, 65,000 units for Daily Journal Non-Consolidated Certificates, 54,500 units for Sustain Certificates and 148,000 units for Daily Journal Consolidated Certificates were outstanding under the Management Incentive Plan, while 424,307 shares of the Company’s common stock have been repurchased since the commencement of the Management Incentive Plan.

After considering the amount of the certificates previously granted to Mr. Salzman under the Management Incentive Plan, the compensation committee granted to Mr. Salzman additional certificates entitling him to receive approximately 1.39% ($217,000 in fiscal 2010) of the earnings of the Company. Certificates awarded to Mr. Salzman in earlier years of the Management Incentive Plan began to expire after fiscal 1997, and those certificates expiring in fiscal 2010 were for 1.39% of earnings. Accordingly, the award in fiscal 2010 essentially replaced an identical expiring award and maintained Mr. Salzman’s interest in the earnings of the Company at 8.2% ($1,284,640 in fiscal 2010), where it has been since fiscal 1997. The compensation committee has awarded Mr. Salzman a certificate for fiscal 2011 equal to approximately ..55% of the Company’s earnings in 2011 and in each of the next nine years (again, replacing an identical expiring award), subject to the discretion of the committee to reduce that percentage prior to the payout for 2011. The compensation committee will continue to examine the appropriate amount of future grants to Mr. Salzman in light of the Company’s financial performance and the expiration, or expected expiration, of a substantial portion of the certificates Mr. Salzman currently holds. Absent substantial changes in Mr. Salzman’s performance or the performance of the Company, the compensation committee’s working assumption is that it will make future grants that maintain Mr. Salzman’s interest in the earnings of the Company at 8.2%.

Mr. Salzman does not have an employment contract with the Company, nor is he otherwise entitled to any sort of special payment in connection with his termination or a change in control of the Company.

Compensation of Directors

Messrs. Munger, Guerin and Salzman receive no fees for serving on the Company’s Board of Directors. Messrs. Good and Kaufman each receive a yearly stipend of $5,000. The Company also reimburses directors for travel and other expenses incident to service, but it provides no other compensation or perquisites. Non-employee director compensation for 2010 is summarized in the following table:

Non-Employee Director Compensation

Name	Fees earned or paid in cash	All other compensation	Total
Charles T. Munger	$0	$0	$0
J.P. Guerin	0	0	0
George C. Good	5,000	0	5,000
Peter D. Kaufman	5,000	0	5,000

AUDIT COMMITTEE REPORT

The Company’s audit committee has reviewed and discussed the audited financial statements with the Company’s management and has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by SAS 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and by the Company’s Audit Committee Charter. The audit committee has received written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on this review and these discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year. Submitted by the members of the audit committee:

J. P. Guerin

George C. Good

Peter D. Kaufman

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 10, 2010 the names and holdings of those persons known to the Company to be beneficial owners of more than 5% of its Common Stock, the holdings of each nominee for director, and the holdings of all directors and executive officers as a group. Each person has sole investment and voting power, except where indicated otherwise.

Beneficial Owner	Amount Beneficially Owned		Percent of Class
Charles T. Munger	123,797	(1)	9.0
J.P. Guerin	254,470	(2)	18.4
The Guerin Family Trust	165,744	(3)	12.0
Gerald L. Salzman	31,636	(4)	2.3
Peter D. Kaufman	None		—
George C. Good	None		—
All directors and executive officers as a group (five persons)	409,903	(5)	29.7

(1)	Mr. Munger exercises sole investment and voting power with respect to 50,000 shares that he owns personally, and with respect to another 70,157 shares held by a trust for which Mr. Munger is the trustee but not a beneficiary. Mr. Munger also may be deemed to share investment and voting power with respect to 3,640 shares owned by Munger, Marshall & Co., a California limited partnership, in which partnership Mr. Munger and Ira A. Marshall, Jr. are the general partners and controlling persons.
(2)	215,744 shares are held by The Guerin Family Trust and another trust for which Mr. Guerin is a trustee and a beneficiary, and 38,726 shares are held by the Guerin Foundation, as to which shares Mr. Guerin exercises sole investment and voting power. Mr. Guerin’s, the trusts’, and the foundation’s business address is 355 South Grand Avenue, Los Angeles, California 90071.
(3)	Mr. Guerin is a trustee and a beneficiary of this trust.
(4)	29,300 of such shares are held by a pension plan of Mr. Salzman.
(5)	This figure eliminates double counting of 165,744 shares of the Guerin Family Trust, for which Mr. Guerin is a trustee and a beneficiary.

RATIFICATION OF RELATIONSHIP WITH THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the Proxy Card)

The audit committee of the Board of Directors has selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm during the current fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to make such statements as Ernst & Young LLP may desire and to answer appropriate questions from shareholders.

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year will require that the votes cast in favor of ratification exceed the votes cast against ratification. Abstentions have no effect on the outcome. Brokers and other nominees have the discretion under applicable rules to vote on the ratification of Ernst & Young LLP when they have not received voting instructions from the beneficial owner on a timely basis.

Proxies given without instructions will be voted FOR ratification of Ernst & Young LLP as the Company’s independent accountants.

OTHER MATTERS REGARDING THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

Ernst & Young LLP billed aggregate fees of approximately $159,500 for professional services rendered for the audit of the Company’s fiscal 2010 financial statements and the reviews of the financial statements included in the Company’s Forms 10-Q for fiscal 2010. Ernst & Young LLP billed aggregate fees of approximately $157,500 for the same services in fiscal 2009.

Audit-Related Fees

“Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” mentioned above. There were no such fees billed by Ernst & Young LLP in either fiscal 2010 or fiscal 2009.

Tax Fees

There were no fees billed by Ernst & Young LLP in either fiscal 2010 or fiscal 2009 for tax compliance, tax advice or tax planning. The Company’s tax services are performed by a separate outside accounting firm.

All Other Fees

The “audit fees” mentioned above are the only fees billed by Ernst & Young LLP in fiscal years 2010 and 2009.

Pre-Approval Policy

Pursuant to the rules and regulations of the Securities and Exchange Commission, before the Company’s independent registered public accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Company’s audit committee or entered into pursuant to a pre-approval policy. The audit committee has adopted a pre-approval policy, and it was attached as Appendix B to the Company’s proxy statement for the 2008 Annual Meeting of Shareholders.

The policy requires the audit committee to specifically pre-approve all services that Ernst & Young LLP provides to the Company (including audit services, tax services and other services), with the exception of certain audit-related services that do not impair the firm’s independence. Generally, pre-approval under the policy is provided for a period of 12 months and relates to a particular category or group of services. Pre-approval fee levels for all services are also established periodically by the audit committee. To ensure prompt handing of unexpected matters, the chair of the audit committee has been delegated authority under the policy to amend or modify any pre-approved non-audit services and fees, with any such action to be reported to the full committee at its next scheduled meeting. The policy also contains a list of non-audit services which Ernst & Young LLP is prohibited from providing if the results of those services would be subject to audit procedures during the audit of the Company’s financial statements.

The audit committee pre-approved all services provided by Ernst & Young LLP during fiscal 2010.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item 3 on the Proxy Card)

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of Gerald L. Salzman, the Company’s only executive officer, as described in this proxy statement. The vote is not intended to address any specific item of his compensation, but rather his overall compensation, which the Company’s Board of Directors believes is very well deserved.

The Company is asking its shareholders to indicate their support for Mr. Salzman’s compensation as described earlier in this proxy statement in the section titled “Executive Compensation”. Accordingly, at the Annual Meeting, the shareholders are being asked to approve the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of Mr. Salzman, as described in the Company’s proxy statement for the 2011 Annual Meeting of Shareholders.”

This so-called “say on pay” vote is advisory, and therefore not binding on the Company. However, the Board of Directors and the compensation committee value the opinions of the Company’s shareholders, and to the extent there is a significant vote against Mr. Salzman’s compensation, the compensation committee will evaluate whether any actions are necessary to address the reasons behind the vote.

Approval of the resolution will require a vote in favor of the resolution from a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are the equivalent of a no vote, but broker non-votes will have no effect on the outcome.

Proxies given without instructions will be voted FOR the resolution approving the Company’s executive compensation.

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE

ON EXECUTIVE COMPENSATION

(Item 4 on the Proxy Card)

The Dodd-Frank Act also enables the Company’s shareholders to indicate how frequently the Company should seek an advisory vote on the compensation of the Company’s named executive officers (currently, the only such executive officer is Mr. Salzman). By voting on this proposal, shareholders may indicate whether they would prefer such an advisory vote once every one, two or three years.

After careful consideration, the Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate choice for the Company, and therefore the Board of Directors recommends that the shareholders vote for a three year interval for the advisory vote on executive compensation. The primary reason for this recommendation is that the components of the Company’s executive compensation program have not materially changed in many, many years, and there is no expectation of any such changes in the future. Accordingly, an advisory vote once every three years should be sufficient to provide the Company’s shareholders with the “say on pay” required by the Dodd-Frank Act.

Shareholders may cast their votes on their preferred voting frequency by choosing the option of one year, two years, three years or abstain when casting a vote in response to the following resolution:

“RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.”

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation selected by the shareholders. However, because this is an advisory vote and not binding on the Company, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option chosen by the shareholders. Abstentions and broker non-votes have no effect on the outcome.

Proxies given without instructions will be voted in favor of holding the advisory vote on executive compensation once every THREE YEARS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and its executive officer and all persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and written representations from certain reporting persons, the Company believes that during 2010 all filing requirements were satisfied.

OTHER MATTERS

Other Business

The Board of Directors does not know of any matter to be presented at the Annual Meeting which is not listed in the notice of Annual Meeting and discussed above. If other matters should come before the meeting, however, the persons named in the form of proxy will vote in accordance with their best judgment.

Cost of Solicitation

The solicitation of proxies for the Annual Meeting will be made primarily by mail. The Company may reimburse persons holding shares in their names as custodians, nominees, or fiduciaries for expenses they may incur in obtaining instructions from beneficial owners of such shares.

Proposals of Security Holders

It is expected that the Company’s 2012 Annual Meeting will be held on or about February 1, 2012. Shareholders desiring to submit proposals for action at that meeting will be required to submit them to the Company on or before August 24, 2011. Any such shareholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated there under.

Shareholders intending to present proposals from the floor of the 2012 Annual Shareholder Meeting in compliance with Rule 14a-4 promulgated under the Securities Exchange Act of 1934, must notify the Company of such intentions before November 7, 2011. After such date, the Company’s proxy in connection with the 2011 Annual Shareholder Meeting may confer discretionary authority on the Board to vote on any such proposals.

Annual Report to Shareholders

Enclosed with this Proxy Statement is the Annual Report of the Company for the year ended September 30, 2010.

Additional Information

If any person who was a beneficial owner of Common Stock of the Company on the record date for the Annual Meeting of Shareholders desires additional information, a copy of the Company’s Annual Report on Form 10-K will be furnished without charge upon receipt of a written request prior to the date of the Annual Meeting. The request should identify the person requesting the Report as a shareholder of the Corporation as of December 10, 2010. The exhibits of that Report will also be provided upon request and payment of copying charges. Requests should be directed to Mr. Gerald L. Salzman, Daily Journal Corporation, 915 E. 1st Street, Los Angeles, California 90012.

By Order of the Board of Directors

Michelle Stephens

Secretary

DATED: December 22, 2010

APPENDIX A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF

DAILY JOURNAL CORPORATION

CHARTER

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors (the “Board”) of Daily Journal Corporation (the “Corporation”) in fulfilling its oversight responsibilities by reviewing (i) the Corporation’s financial reports, (ii) the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that the Board and management have established, and (iii) the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Select the Corporation’s independent accountants and review and appraise their audit efforts.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

•	Oversee the independence of the independent accountants.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

(a) The Audit Committee shall be comprised of three or more directors as determined by the Board.

(b) All members of the Audit Committee shall meet the independence requirements of the National Association of Securities Dealers, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities Exchange Commission (the “Commission”).

(c) The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

(d) All members of the Audit Committee shall be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall be a “financial expert” as defined by the Commission. The Board will determine which member (or members) of the Audit Committee shall be designated as a “financial expert.”

(e) When appropriate, the Audit Committee may designate one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Audit Committee as the Audit Committee may direct.

III. MEETINGS

(a) The Audit Committee shall meet as frequently as circumstances dictate.

(b) As part of its job to foster open communication, the Audit Committee should meet at least annually with senior and financial management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

(a) Documents/Reports Review

1.	Review this Charter at least annually, and amend it as conditions dictate.

2.	Review the Corporation’s annual financial statements and any reports or other financial information prepared by the independent accountants. If deemed appropriate after such review, the Audit Committee shall recommend to the Board that the financial statements be included in the Corporation’s 10-K.

3.	Review the regular internal reports to senior management prepared by financial management and any responses to such reports.

4.	Review each 10-Q prior to its filing.

5.	Discuss with the independent accountants the Corporation’s quarterly financial statements prior to the filing of the Corporation’s 10-Q, including the results of the independent accountants’ review of the quarterly financial statements in accordance with Rule 10-01(d) of Regulation S-X.

6.	Review with financial management and the independent accountants those communications required to be communicated by the independent accountants by Statement of Accounting Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit.

7.	Prepare (i) the Audit Committee report required by the rules of the Commission to be included in the Corporation’s annual proxy statement and (ii) any disclosure required to be included in the Corporation’s public filings if the Audit Committee approves the performance of any non-audit services by the independent accountants.

(b) Independent Accountants, Independent Counsel, and Other Advisers

8.	Have the authority to appoint, oversee, evaluate and, where appropriate, replace the independent accountants, who shall report directly and be accountable to the Audit Committee.

9.	Be directly responsible for approving the fees and other compensation to be paid to the independent accountants for the purpose of preparing or issuing an audit report or related work, and for oversight of their work (including resolution of any disagreements between management and the independent accountants regarding financial reporting).

10.	Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

11.	Review reports from the independent accountants regarding (i) all critical accounting policies and practices to be used; (ii) alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of their use and the treatment preferred by the independent accountants; and (iii) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

12.	Evaluate the qualifications and performance of the independent accountants and obtain and review a report from the independent accountants at least annually regarding (i) the independent accountants’ internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more audits carried out by the firm and (iii) any steps taken to deal with any such issues.

13.	On an annual basis, review and discuss with the independent accountants all significant relationships the independent accountants have with the Corporation to determine their continued independence. Also on an annual basis, the Audit Committee shall ensure its receipt from the independent accountants of a formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard No. 1. The Audit Committee will take, or recommend that the Board take, any other appropriate action to oversee the independence of the independent accountants.

14.	Monitor the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit, in each case at least once every five years (or more frequently, if required by law or regulation).

15.	Periodically consult with the independent accountants out of the presence of management about internal controls over financial reporting and the fullness and accuracy of the Corporation’s financial statements.

16.	Have the authority to engage independent counsel and other advisers, as it deems necessary to carry out its duties.

17.	Direct the Corporation to pay the amounts determined by the Audit Committee to be paid as compensation to the independent accountants for purposes of preparing or issuing an audit report and to any advisers employed by the Audit Committee.

(c) Financial Reporting Processes and Controls

18.	In consultation with the independent accountants and financial management, review the integrity of the Corporation’s financial reporting processes and controls, both its internal controls over financial reporting and its external controls.

19.	Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

20.	Consider and approve, if appropriate, changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants or financial management.

21.	Periodically review the Corporation’s system of internal controls over financial reporting and consider their effectiveness in ensuring that (i) records are maintained in reasonable detail and accurately and fairly reflect the transactions and disposition of the assets of the Corporation, (ii) there is reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Corporation are being made only in accordance with authorizations of managements and directors of the Corporation and (iii) there is reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Corporation’s assets that could have a material effect on the financial statements.

22.	Review any disclosures made to the Audit Committee by the Corporation’s CEO and CFO during the certification process for the Corporation’s 10-Ks and 10-Qs about (i) any significant deficiencies in the design or operation of internal controls over financial reporting or material weaknesses therein, (ii) any fraud involving management or other employees who have a significant role in the Corporation’s internal controls over financial reporting and (iii) any change in internal controls over financial reporting that has materially affected or is reasonably likely to materially affect, the Corporation’s internal controls over financial reporting.

(d) Process Improvement

23.	Establish regular and separate systems of reporting to the Audit Committee by each of financial management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

24.	Establish procedures for the receipt, retention, treatment and investigation of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

25.	Following completion of the annual audit, review separately with each of financial management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

26.	Review and resolve any disagreement among management and the independent accountants in connection with the preparation of the financial statements.

27.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices or controls have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

28.	Oversee and enforce compliance by all directors, officers and employees with the Corporation’s Code of Ethics, and handle and investigate, as deemed appropriate, any reports of a known or suspected violation of the Code of Ethics.

29.	Review and approve any “related party transactions” that would be required to be disclosed pursuant to Commission Regulation S-K, Item 404.

30.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

PROXY

DAILY JOURNAL CORPORATION

The undersigned hereby appoints Charles T. Munger, J. P. Guerin and Gerald L. Salzman as proxyholders, each with the power to appoint his substitute; hereby authorizes them or any of them to represent and vote as designated below all the shares of common stock of Daily Journal Corporation held of record by the undersigned on December 10, 2010 at the Annual Meeting of Shareholders to be held on February 2, 2011 or any adjournment thereof; and hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated December 22, 2010.

1. Election of Directors	☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Charles T. Munger, J.P. Guerin, Gerald L. Salzman, Peter D. Kaufman, George C. Good

(To withhold authority for any individual nominee, strike a line through his name above.)

2.  Ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2011

☐  FOR                        ☐  AGAINST                       ☐  ABSTAIN

3.  Advisory Vote on Approval of Executive Compensation

☐  FOR                        ☐  AGAINST                       ☐  ABSTAIN

4.  Advisory Vote on Frequency of the Advisory Vote on Approval of Executive Compensation

☐  ONE YEAR              ☐  TWO YEARS              ☐  THREE YEARS              ☐  ABSTAIN

5.  In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting

(Please sign and date the Proxy on the reverse side)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR proposals 1, 2 and 3, and for THREE YEARS in proposal 4. Unless otherwise specified, the proxyholders or their substitute may cast an equal number of votes for each nominee for director or cumulate such votes and distribute them among the nominees at the discretion of such proxyholders.

This Proxy is solicited on behalf of the Board of Directors of Daily Journal Corporation.

Dated:

Signature:

Signature:

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.